UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2010 (May 28, 2010)

ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19969 (Commission File Number)	71-0673405 (IRS Employer Identification Number)

3801 Old Greenwood Road Fort Smith, Arkansas (Address of principal executive offices)	72903 (Zip Code)

Registrant’s telephone number, including area code:  (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 —	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 28, 2010, Arkansas Best Corporation (“the Company”) issued a press release announcing that Michael E. Newcity has been promoted to Chief Financial Officer effective on June 1, 2010.

Mr. Newcity, who is 40 years old, was Director, Economic Analysis for the Company at the time of his promotion.  He had served in that position since November 2007.  From November 2004 through October 2007, Mr. Newcity was the Director, E-Systems & Emerging Technologies for the Company’s largest subsidiary, ABF Freight System, Inc. (“ABF”).  He previously served as Manager, E-Commerce for ABF from January 2000 through October 2004.  Between January 1993 and December 1999, Mr. Newcity was employed by Data-Tronics Corp. as a Systems Analyst/Programmer, Senior Systems Analyst/Programmer, Consulting Systems Analyst/Programmer, Account Analyst, and Senior Account Analyst.  He holds a Bachelor’s degree in Computer Information Systems and a Master’s degree in Business Administration.

A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS.

99.1                Press release of Arkansas Best Corporation dated May 28, 2010, regarding the announcement of the June 1, 2010 promotion of Michael E. Newcity to Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION
(Registrant)

Date:	June 3, 2010	/s/	Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and
Corporate Secretary